INVESCO GLOBAL EQUITY FUND                                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        9

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               12,828

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B               1,760
          Class C               1,288
          Class R                 101
          Class Y                  56
          Institutional Class   1,755

74V.    1 Net asset value per share (to nearest cent)
          Class A               $8.67

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B                $8.16
          Class C                $8.15
          Class R                $8.67
          Class Y                $8.71
          Institutional Class    $8.83